UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2009

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

190 N. Canon Drive suite 420

              Beverly Hills, CA  90210
(Address of principal executive offices)

             +1-310-275-3905
(Registrant’s telephone number)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreement

On May 6, 2009, the registrant entered into a material definitive agreement with Gold Standard Mining Corp., a Wyoming corporation, by which the registrant acquired 100% of the outstanding common stock of Gold Standard Mining Corp. in exchange for 20 million shares of company common stock and Pantelis Zachos retired 19,800,000 shares of common stock to the company treasury.  On June 18, 2009, the agreement was amended to reflect the originally agreed 30 million share purchase price, that could not be issued at the time because of the lack of authorized common share capital.

Pursuant to the agreement, the registrant has issued 30 million shares in exchange for all of the issued and outstanding shares of Gold Standard, which owns a wholly owned subsidiary called Ross Zoloto, a company which is engaged in the business of running a producing gold mine in Blagoveshchensk, Russia, in far eastern Russia on the border between Russia and China.

On May 6, 2009, Agata Gotova, Araik Khachatrian, and Zurab Chachavadze were appointed as directors of the company and Araik Khachatrian was appointed as Chief Operating Officer of the company.

Business

Gold Standard Mining Corp. is a publicly held Nevada corporation, whose common stock trades on the over-the-counter bulletin board under the trading symbol, “GSTP.”  The company’s operating subsidiary, RossZoloto, operates a producing gold mine in the far east of Russia near the Russo-Sino border.  The company produces gold from its alluvial mining operation on 12 claims with gold reserves of 3186 kilograms, with a gold content of 2 to 10 grams per ton and a gold standard of 763 to 933.

The company’s hard rock mineral deposits at its Snezhinka property have 120 tons of gold reserves classified as C1 and P2 under the Russian reserve reporting system, 3 tons of platinum P2 and 195 tons of silver P2.  Its hard rock mineral deposits at its Elnichnoe property have 69 tons of B+C1 gold reserves, and 6 tons of C2 gold reserves, and 150 tons of silver.

The company’s total gold reserves are estimated at 6,24 billion ounces.

The company has averaged approximately $22 million in annual revenues and $8 million in annual profits the previous two fiscal years.  The company has three sources of sales for its gold, at prices indexed to the market rate; the Russian Central Bank, the Russian Savings Bank, and its gold broker in London.  Its primary customer is the Russian Savings Bank.

The company licenses its mining claims each from the Russian Government.  The license for Snezhinka expires in 2030, and the license for Elnichnoe expires in 2019.  Both licenses can be renewed at the election of the company, provided their terms are being performed. The company is obligated to pay a 3% fee for any exploration activities.  Production fees are 2.6% on all produced gold, and 2-4% of gold production for unexplored areas, for a total payment on production of up to 6.6%.  In addition, on any properties that the Russian government has expended costs on research and exploration, the company is obligated to pay a fee of 7.8% of all gold produced, unless it refunds the government’s costs or conducts its own research and exploration.  The company has a staff of 200 gold miners and owns 25 pieces of heavy machinery.  Currently the company is producing gold from alluvial deposits but its principal reserves are in hard rock.  Fixed expenses, including fuel cost, equipment maintenance and labor are approximately 25%.

Russian mineral rights are owned by the government and licensed to enterprises such as Rosszoloto.  The Russian mineral resource and reserve reporting is split into two categories; “resources” and “reserves;” depending on the level of exploration.  Mineral resources are in situ estimates based on geological evidence with preliminary technical and economic assessments sufficient to show that there are reasonable prospects for eventual economic extraction.  Mineral reserves are the economically mineable part of a mineral resource, having taken into account all dilution and recovery factors and technical and economic studies having been carried out in sufficient detail to demonstrate that extraction can reasonably be justified.  The categories of resources and reserves are split into the following sub-categories:

Resources:

P3: No supporting evidence

P2: Evidence from geophysics/geochemistry/mapping

P1: Limited drill hole, trench sampling and outcrop data

Reserves:

C2: Systematic sampling, ancillary studies

C1: Closer-spaced sampling, more detailed ancillary studies

B: Close-spaced exploration or partly blocked out in mine

A: Generally blocked out ore in a producing mine

Forward Looking Statements

This current report and the exhibits attached hereto contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral properties;

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risks related to the possible dilution of our common stock from additional financing activities; and

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risks related to fluctuations of the price of our shares of common stock.

The Mining Industry

Market prices of gold have been on a continual rise since 2003, when gold traded for around $320 per ounce, to record breaking prices approaching $1,000 per ounce in 2009.  With the current economic crisis, many experts have predicted a $2,000 per ounce gold price.

Russia is the fifth largest producer of gold in the world, and holds the second largest in gold reserves.  $240 billion was invested in Russian base metal transactions in 2008.  Explored gold fields in Russia contain over 7,000 tons of gold.  Most production is accounted for in placer deposits, of which 60% of these resources are in the Russian Far East and eastern Siberia.  Total gold production in 2008 was approximately 184 tons and the forecast for 2009 is 190 tons.  The Amur region is currently the fourth in gold production of Russia’s 11 gold producing regions.  Western owned gold companies accounted for approximately 21% of the country’s gold production in 2008.  Gold reserve life in Russian significantly exceeds that of the West.

History

The claims are located approximately 600 to 800 kilometers from the company’s office complex in Blagoveschensk, Russia, in far eastern Russia on the border between Russia and China.  The town has a river port on the Amur River and is the final stop on a railroad spur from the Trans-Siberian railroad, which lies about 110 kilometers away.  The area is served by the Ignatyevo airport.  Gold prospecting started to take place in the mid 1800’s, when the town experienced a gold rush due to the discovery of alluvial gold in the Amur River.  Hard rock gold deposits were discovered in the late 1800’s, and mining has been established in Blagoveschensk and neighboring areas since the early 20th Century.

PROPERTIES

Elnichnoie Mineral Deposit

The Elnichnoe Mineral Deposit is located in the district of Zeya, Amur Region of the Russian Federation, approximately 8.3 miles east of the town of Algach.

The deposit contains hard rock and alluvial gold deposits.  The company is currently exploiting the alluvial or placer deposits.

Placer Deposits

The company mines its alluvial deposits on 12 claims within the area of the Elnichnoe mineral deposit.  The summary table below shows our alluvial gold reserves, for a total of 3186.8 kilograms.

Deposit name	Gold content (mg/ton)	Gold reserves (kg)	Gold standard
Sardangro “Sredni”	357	107.3	763
Bol Djyvaskit	846.4	571.4	895
Sardangro “Nijni”	388	324.9	879
Bol Djyvaskit	260.5	54	899/895
“Ydinski”	268	1.9	895
“Iyrok”	365	5.4	895
“Zolotoi”	385	61.5	886
“Elovi”	212	308	925
“Zenon”	323	28.4	925
“Ilikan”	334	441.2	936
“Sardangro”	253	870.3	938
“Siryoukan”	274	412.5	933
Totals	4265.9	3186.8

Hard Rock Gold Deposits

The Elnichnoe Mineral Deposit’s geological studies go back to 1946.  Mineral deposits are located in the areas of the bald peak “Centraini,” “Breckchievi,” and “Serebriani.”  Reports from 1979 on the bald peak “Centraini” show hydrothermally changed diorite porphyry zones contain quartz veins ranging from 100-150 meters long and 800 meters wide, with ore grade of .01-11.3 grams per ton in gold and silver from 16.3 to 36.4 grams per ton.  Beresite veins contain purte, chalco, galena and gold.

The Elnichnoe deposits contain 69 tons of B+C1 gold reserves and 6 tons of C2 gold reserves.  Geological exploration on the property goes back to 1946, with further exploration studies performed in 1967, 1976, 1979 and 1992.  Exploration in 2000 was conducted over an area of 9.2 square kilometers, using dipole profiling, mechanized trench drifting and drilling to 603.6 meters.

Snezhinka Mineral Deposit

The Snezhinka hard rock mineral deposit covers a 20 square kilometer area in the Skovorodinsky District of the Amur Region,  and is situated approximately 11 miles south of the town of Erofey-Pavlovich.  The property consists of three claims; Snezhinka, Svetloye, and Glubokinsoye.  Total indicated and inferred gold reserves on the property are 120 tons.  The property is located 15 kilometers from the main road, where electrical power is also accessible.

Plant and Equipment

The company owns suction dredges and nine other specialized mining tools, 15 “Ural” trucks, 10 Caterpillar and Kamatsu tractors, and garage, smelting factory and miner housing on site for its alluvial gold mining operation.

The company also owns and operates a complex in the city of Blagoveshensk, consisting of an office building, where its administrative headquarters are located, and a restaurant, a night club and a hotel, in full operation and open to the public.  The company also owns “Verkhneamurskiy Farm,” a large farm approximately 40 kilometers from Blagoveshensk for its animal husbandry business (currently pig farming) and “Semidomka Farm,” a collective farm 60 kilometers from Blagoveshensk for crop growing.

Competition

Russia has the second largest gold reserves in the world and is its fifth leading gold producer.  There is aggressive competition within the minerals industry to discover, acquire and mine mineral properties considered to have commercial potential.   In addition, we compete with others in efforts to obtain financing to acquire and explore mineral properties.

The company competes with other more established gold mining companies in production, such as  Highland Gold Mining, the fourth third largest producer of gold in the region, with an annual production of 156,900 ounces of gold, Kinross gold Corporation, the second largest producer of gold in the region, and Peter Hambro Mining, the largest producer of gold in the region.

Employees

We employ two employees in Russia; Araik Khachatrian and Valentina Nesterova.  We employ two management level employees in Greece; John Golomazos and Pantelis Zachos.  We employ our general counsel, Kenneth Eade and our clerical assistant, Jeffrey Volpe, in the United States.  Ross Zoloto employs three management level employees, six clerical employees,  a staff of hotel, restaurant and nightclub employees, a driver, one attorney, one chief accountant, and 200 gold miners.  We intend to hire more management and clerical employees as we gear up our new plan of operations.

Regulation

Our activities will be subject to various federal, state, and local laws and regulations governing prospecting, exploration, production, labor standards, occupational health and mine safety, control of toxic substances, and other matters involving environmental protection and taxation.  It is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically re-evaluated at that time.

Environmental Risks

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we may become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Plan of Operations

We intend to implement the strategy of continuing to produce precious metals from the skill base and labor force of the Russian mining sector, with the support of Western technology, finance and corporate governance.  We will continue to explore and develop our Russian properties, while seeking out new producing projects and joint ventures.

Production over the past two fiscal years is approximately 4-5 kilos of gold ore per day from alluvial deposits.  Our plan of operations is to expand our operations to the mining and processing of hard rock ore to exploit our most valuable gold reserves.  This will require the building of a plant at a cost of approximately $50 million to service our Snezhinka property.  The plant will have a capacity to produce over seven tons of gold per year, which is expected to increase the company’s net income by $150 million annually.

The first milestone of our plan of operations is to raise the capital for the first plant, which is expected to take between 3 to 12 months.  The next milestone is to construct the plant and put it in operation, which is expected to take approximately 12 to 18 months.  In the meantime, we intend to continue our alluvial gold production.  Once the first plant has been built at Snezhinka, we plan to build a second plant our Elnichnoe location at an estimated cost of $100 million, which is expected to increase our net income by approximately $300 million annually.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Because Our Assets and Operations Will Be Located Outside the U.S. , U.S. Investors May Experience Difficulties In Attempting To Enforce Judgments Based Upon U.S. Federal Securities Laws.  U.S. Laws and/or Judgments Might Not Be Enforced Against Us In Foreign Jurisdictions.

All of our operations and all of our assets will be located outside of the United States.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our operations or assets are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

Mining  activities involve a high degree of risk.

Our operations on our properties will be subject to all the hazards and risks normally encountered in the mining deposits of gold.  These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability.  Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations indicate that care must be taken to ensure that proper mineral grade control is employed and that proper steps are taken to ensure that the underground mining operations are executed as planned to avoid mine grade dilution, resulting in uneconomic material being fed to the mill. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties which could lead to failure of the operation.

If we make a decision to exploit either of our properties based on gold mineralization that may be discovered and proven, we plan to process the resource using technology that has been demonstrated to be commercially effective at other geologically similar gold deposits elsewhere in the world.  These techniques may not be as efficient or economical as we project, and we may never achieve profitability.

We may be adversely affected by fluctuations in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals.  Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any resource estimates at our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated resource quantities and would affect only the resultant cash flow.  Because any future mining would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there.

Mineralized material calculations and life-of-mine plans, if any, using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased reclamation and closure charges.

In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project.  Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall.  Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Future legislation and administrative changes to the Russian mining laws could prevent us from exploring our properties.

Russian laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.   Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

We are a relatively young company with limited operating history

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We may require additional funds to operate in accordance with our business plan.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration-stage properties, or properties capable of producing precious metals.  Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

Risks Relating to Our Common Stock

 Our directors and executive officers beneficially own a substantial amount of our common stock.

Accordingly, these persons will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We are subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND M ANAGEMENT

The company has outstanding 142,699,522 shares of common stock. Management positions are as follows:

Name	Amount of Shares Beneficially Owned	Percentage of Outstanding
Araik Khachatrian	49,500,000	34.7%
Agata Gotova	49,170,000	34.4%
Pantelis Zachos	2,000,000	1.4%
Zurab Chavchavadeze	1,999,998	1.4%
Management as a Group	102,569,998	71.9%

General Counsel Kenneth Eade is the beneficial owner of half of Agata Gotova’s shares.

DIRECTORS AND EXECUTIVE OFFICERS

The current executive officers, key employees and directors of the Company are as follows:

Name	Position
Pantelis Zachos	CEO, Director
John Golomazos	Secretary, Director
Agata Gotova	CEO, Director
Araik Khachatrian	COO, Director
Zurab Chavchavadze	Director

Pantelis Zachos.  Mr. Zachos started his career, upon his move to Europe in 1980, as export sales manager at Lortex S.A., a consumer textiles multinational company, with headquarters in Greece and trading activities in Europe and the Middle East.   In 1989, he joined Union Agencies S.A., a multinational import-export company as V.P. in charge of all international trading and their financing activities. In 1993, he started his own company Unimex Ltd., which operated as buying representative of major European wholesale and retail companies, for their buying programs, in most countries of south-east Europe. In addition the company provided consulting services, for merchandising and import financing arrangements, to its customers.   In 2000, after having built an extensive network of personal acquaintances and business associates in south-east Europe, he became active advising on investments, in a stabilized emerging region with promising growth potential.   Since 2003 those services have expanded into coordinating the financing and supervising the development and operations of projects that focus on commercializing the use of natural resources, namely renewable forms of energy such as solar and wind and drinking water.

Mr. Zachos formal higher education includes undergraduate work in International Relations and Economics and graduate work in Public and Business Administration at CSU-Long Beach and UCLA.  Mr. Zachos has also, through the years, attended numerous conferences and seminars on International Trade and Finance in many European countries and the U.S.

John Golomazos.  Mr. Golomazos has been Secretary and Director of the Company since August 2008.  Since 1999, he has served as an outside consultant to Nestle Waters.  From 1998 through 1994, he acted as the General Manager of Korpi Waters, the first mineral water bottling operation in Greece, which was acquired by Nestle in 1994.  He continued as General Manager until 1999.  Mr. Golomazos holds Chemical and Metallurgy Engineering Degrees from Athens Polytechnic University.

Agata Gotova is the current director of the company since May 6, 2009.  She has served as the Chief Executive Officer of Signature Films since 2002.  As head of Signature Films, she conceived, developed and produced two celebrity interview television shows and developed several feature films.  From 2004 through 2006, she served as the Creative Director of Imperia Entertainment, Inc., where she developed and co-wrote several feature films.  She attended Moscow University, Humanities and Sorbonne University, French Literature.

Araik Khachatrian is the Chief Operating Officer of the company since May 6, 2009, and the founder and President of Ross Zoloto since its inception in 2007.  In 1999, Mr. Khachatrian founded Zolotoe Runo Co., Ltd., a company engaged in the mining of placer gold in the Zeiskiy district of the Amur region.  In 2006, Zolotoe Runo was renamed Roszoloto Co., Ltd.  In 2007 Khachatrian founded the gold mining companies of Sigulen Co., Ltd. and Yukos Co., Ltd.  In 2008 he founded Rosszoloto Co., Ltd. and merged all four companies into the current Roszoloto.  He is a Graduate of Economics, Moscow University 1995, and a Qualified Mining Engineer.

Zurab Chavchavadze is the current director of the company since May 6, 2009.  He served as head of Votum in 2000, a consulting company which assisted small and medium businesses in development.  Since 2005, he has served as a public activist, official representative to the Russian Crown, has participated in the Russian Nobel movement and serves on its High Monarchy Council.  He is currently a member of the Central Federal Region of the Russian Federation, and Counsel to the Representative of the President of the Russian Federation.  Prior to heading up Votum, Mr. Chavchvadze taught French and literature at the University level, conducted and published studies on education and new way of learning, and was the co-founder and General Director of the Soviet-English cooperative, Rurik.  He is a graduate of Western European Language and Culture, 1969, Tblisi University.

Corporate Governance

The Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders.

Meetings and Attendance

Our Board of Directors is required by our bylaws to hold regularly scheduled annual meetings.  In addition to the annual meetings, it has the authority to call regularly scheduled meetings and special meetings by resolution.   Our Board met 1 time during the past fiscal year.

All incumbent directors attended 100% or more of the Board meetings during the last fiscal year.

Nominations of Directors

There are no material changes to the procedures by which security holders may recommend nominees to the registrant’s board of directors.

Audit Committee

The Company currently does not have a designated Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

EXECUTIVE COMPENSATION

At this time there is no set executive compensation package for any of the directors or officers of the Company. The Company currently has no employee incentive stock option plan. The company believes that it will adopt an executive compensation plan sometime within the next calendar year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 11, 2007, 20,000 shares of common stock were issued to officer director Pantelis Zachos, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for setup costs and the company’s business plan.

In the second quarter of 2009, Pantelis Zachos retired 19,900,000 shares of common stock.

On May 8, 2009,  4,900,000 and on September 30, 2009, an additional 2,500,000 shares of common stock were issued to officer and director Agata Gotova, and 7,500,000 common shares to Kenata corporation,  a corporation owned by Agata Gotova and company general counsel, Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for Ross Zoloto.

On May 8, 2009,  15,000,000 shares of common stock were issued to officer and director Araik Khachatrian in exchange for Ross Zoloto, pursuant to Section 4(2) of the Securities Act of 1933.

On May 8, 2009, 606,600 shares of common stock were issued to officer and director Zurab Chavchvadze, in exchange for Ross Zoloto.   pursuant to Section 4(2) of the Securities Act of 1933.

During the periods ended September 30, 2009, December 31, 2008 and 2007, the Company’s subsidiary, Ross Zoloto, had certain activities with its shareholder and related companies. The Company’s reported results of operations, financial position and cash flows may have been different had such transactions been carried out amongst unrelated parties. Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties.

On March 10, 2009, Araik Khachatrian cancelled the outstanding debt of $388,010 to Rosszoloto by agreement, and the value of the corresponding assets was adjusted from actual contractual cost to a lower appraised value.

RECENT SALES OF UNREGISTERED SECURITIES

The following securities have been issued by the company in the past two years, which were not registered under the Securities Act of 1933:

In December 2007, 20,000 shares of common stock were issued to officer and director Pantelis Zachos, pursuant to Section 4(2) of the Securities Act of 1933.

From September through October  2008, 10,000 shares were sold to 25 investors pursuant to Regulation D, Rule 504(b)(ii), registered in the State of Illinois as a Small Corporate Offering.

On or about January 30, 2009, 20,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 13,  2009, 2,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 14 2009, 20,000 shares of common stock were issued to two non-affiliate investors in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 26, 2009, 10,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about February 26, 2009, 25,000 shares of common stock were issued to a non-affiliate investor in exchange for services, pursuant to Section 4(2) of the Securities Act of 1933.

On or about March 30, 2009, 10,000 shares of common stock were issued to a non-affiliate investor in exchange for cash.

On or about April 25, 2009, 1667 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about May 6, 2009, 5,502 shares of common stock were issued to a non-affiliate investor in exchange for cash.

On or about May 7, 2009, 50,000 shares of common stock were issued to a non-affiliate investor in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On May 8, 2009,  4,900,000 and on September 30, 2009, an additional 2,500,000 shares of common stock were issued to officer and director Agata Gotova, and 7,500,000 common shares to Kenata corporation,  a corporation owned by Agata Gotova and company general counsel, Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for Ross Zoloto.

On May 8, 2009,  15,000,000 shares of common stock were issued to officer and director Araik Khachatrian in exchange for Ross Zoloto, pursuant to Section 4(2) of the Securities Act of 1933.

On May 8, 2009, 606,600 shares of common stock were issued to officer and director Zurab Chavchvadze, in exchange for Ross Zoloto.   pursuant to Section 4(2) of the Securities Act of 1933.

On July 2, 2009, 41,000 and 56,552 shares of common stock, respectively, were issued to two non-affiliate investors in exchange for cash, pursuant to Section 4(2) of the Securities Act of 1933.

On or about July 27, 2009, 50,000 shares of common stock were issued to a non-affiliate investor in exchange for services, pursuant to Section 4(2) of the Securities Act of 1933.

Proceeds from the above-referenced sales were used for administrative and corporate expenses, including legal, accounting, consulting and finance activities, as well as research, travel and acquisition expenses.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)

Financial Statements of Businesses acquired.

Audited financial statements will be filed by amendment not later than 71 days after the date of this report.

  Pro Forma Financial Information

The following unaudited pro forma consolidated statements of operations give effect to the May 6, 2009 acquisition of Gold Standard Mining Corp. as if it had occurred December 31, 2008 and include adjustments which give effect to events that are directly attributable to the acquisition and that are factually supportable.  The unaudited pro forma condensed balance sheet gives effect to the acquisition as if it had occurred as of December 31, 2008 and are factually supportable.  The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma condensed financial statements should be read in conjunction with the Company’s historical financial statements and accompanying notes in the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2008.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only.  The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated.  In addition, the unaudited pro forma condensed financial information does not purport to project the future financial position or operating results of the Company.  Final recognition of the acquisition may differ from the pro forma adjustments presented herein.

Gold Standard Mining Corp. and Subsidiaries (a Production Stage Company) Consolidated Balance Sheet (Unaudited)
(expressed in thousands of U.S. dollars)	June 30, 2009
ASSETS

Current Assets
Cash and cash equivalents	$ 192
Accounts and notes receivable, net	336
Inventories	575
Total current assets	1,103

Non-current assets
Property, plant and equipment, net	391,460
Total current assets	391,460

TOTAL ASSETS	392,563

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	388,010
Taxes payable	352
Total current liabilities	388,362

Long-term liabilities
Long-term debt	32
Asset retirement obligations	3,342
Total long-term liabilities	3,374

Total liabilities	391,736

EQUITY

Common stocks , $.001 par value
Authorized shares; 100,000,000
Issued and outstanding shares;
142,699,522 at June 30, 2009	891

Paid in capital	514
Deficit accumulated during development stage	(578)
Total Stockholders’ Equity	819

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 392,563

See accompanying notes to financial statements

Gold Standard Mining Corp. and Subsidiaries

(A Production Stage Company)

Statement of Operations

(unaudited)

(expressed in thousands of U.S. dollars)	Three months ended June 30, 2009	March 31, 2009	Six months ended June 30, 2009	2008

Revenues
Gold production sales	$16 297	$ -	$16 297	$31 902

Net revenues	16,297	-	16,297	31,902

Administrative and Corporate Expenses	417	96	513	-

Taxes other than income tax	1,436	5	1,441	2,372
Maintenance expenses	1,009	-	1,009	1,238
Operating expenses	1,583	62	1,645	2,301
Depreciation, depletion and amortization	6,644	3,984	10,628	10,297
Operating expenses	18	42	60	129
Accretion expense	73	73	147	296

Operating expenses	11,180	4,263	15,442	16,634

Other income and expenses
Interest income (expense)	-	-	-	-
Other income, net	34	(154)	(120)	1 739

Total other income and expenses	34	(154)	(120)	1,739

Income before income taxes	5,151	(4,417)	734	17,007

Income taxes
Current income tax expense (benefit)	1,114	(864)	249	4,082
Deferred income tax expense (benefit)	(783)	864	81	(534)
Total income tax expense	331	-	331	3,548

Net income	$4,821	$(4,417)	$ 404	$13,460

See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries (A Production Stage Company) Statement of Cash Flows (unaudited)

(expressed in thousands of U.S. dollars)	2009 (unaudited)	2008 (unaudited)
Operating activities
Net income	$ 404	$ 13,460

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	10,628	10,297
Accretion expense on asset retirement obligations	147	296
Deferred income tax (benefit) / expense	81	(534)
Other non-cash items

Changes in operational working capital:
Accounts and notes receivable	15,423	(15,759)
Inventories	174	(504)
Accounts and taxes payable	367,330	119,285
Net cash provided by operating activities	394,699	126,542

Investing activities
Capital expenditures	(79,126)	(62,624)
Net cash used for investing activities	(79,126)	(62,624)

Financing activities
Long-term debt issued	-	70,649
Repayment of long-term debt	(315,380)	(15,269)
Net cash used for financing activities	(123,586)	55,380

Net change in cash and cash equivalents	192	(144)
Cash and cash equivalents at beginning of period	-	144
Cash and cash equivalents at end of period	$ 192	$ -

See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries Statement of Stockholder's Equity From inception (December 11, 2007) to June 30, 2009

		Common	Stock	Deficit
			Additonal	Accumulated	Total
			Paid in	During	Stockholders’
	Shares	Amount	Capital	Development	Deficit

Balance at inception (Dec. 11, 2007)	-	-	-	-	-

Issuance of shares on Dec. 31, 2007 for services rendered	20,000,000	20,000	-	-	20,000
Net loss period Dec. 11, 2007 through December 31, 2007	-	-	-	(20,000)	(20,000)
Balance December 31, 2007	20,000,000	20,000	-	(20,000)	-

Issuance of shares for cash	10,000,000	10,000	-	-	10,000
Net loss for the year ended December 31, 2008				(44,497)	(44,497)

Balance at December 31, 2008	30,000,000	30,000	-	(64,497)	(34,497)
Stocks issued for cash	191,219	191	513,752		513,943
Stocks issued for services	525,000	525
Stocks cancelled	(18,000,000)	(18,000)			(18,000)
Stocks issued for acquisition	30,506,060	739,972			30,506
3.3 – 1 forward split	138,377,243	138,377			138,377
Net loss for the period ended June 30, 2009				(513,317)	(513,317)
Balance at June 30, 2009	142,699,522	$891,065	$513,572	$ (577,814)	$ (135,012)

See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries

(a production stage company)

Notes to Consolidated Financial Statements

June 30, 2009

(unaudited)

NOTE 1:   ORGANIZATION

Gold Standard Mining Corp. was incorporated on December 17, 2009 in the State of Nevada.  The Company, through its  subsidiary, Ross Zoloto, is engaged in the business of exploration, development, and production of gold f alluvial and hard rock mineral deposits located in the Amur region in the far east of the Russian Federation.  The Company is a “production stage company” as defined in the Securities and Exchange Commission Industry Guide 7, and is subject to compliance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7).

The Russian Federation has experienced political and econolic change, which has affected and may continue to affect the activities of enterprises operating in this environment.  Conseuquently, operations in the Russian Federation involve certain risks, which do not typically exist in other markets.  The accompanying financial statements reflect management’s assessment of the impact of the Russian business environment on the operation and the financial position of the company.  The future business environment may differ from management’s assessment.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made.  The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America applicable to exploration stage enterprises.  The functional currency is the Russian Rouble, but all financial statements are presented in United States dollars.

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Mining properties

The Company will follow the successful efforts method of accounting. All developmental costs will be capitalized.  The Company is predominately engaged in the acquisition and development of proved reserves as opposed to exploration activities.    Depreciation and depletion of producing properties will be computed on the unit-of-production method based on estimated proved mineral reserves. Repairs and maintenance will be expensed, while renewals and betterments will be  generally capitalized.

 At least quarterly, or more frequently if conditions indicate that long-term assets may be impaired, the carrying value of our properties will be compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value will be written down to fair value. Impairment of individually significant unproved properties will be assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis.

Revenue Recognition.

Metal sales revenue is recognized when the sales price is fixed and title has passed to the customer.

Functional and reporting currency.

The functional currency of the company’s operating subsidiary is the Russian ruble.  The company’s subsidiary maintains its accounting records in the Russian ruble and the company’s reporting currency is the U.S. dollar.  Monetary assets and liabilities of the company’s operations denominated in currencies other than the United States dollar are translated into U.S. dollars at the rates of exchange at the consolidated balance sheet dates.  Non-monetary assets and liabilities are translated at historical exchange rates.  Gains and losses on translation of foreign currencies are included in earnings.

Currency risk management.

The company is primarily exposed to currency fluctuations relative to the U.S. dollar on expenditures that are denominated in Russian rubles.  The Russian ruble is not convertible outside of Russia.  Accordingly, the translation of amounts recorded from Russian rubles to U.S. dollars should not be construed as a representation that such currency amounts have been, could or will be in the future, converted into U.S. dollars at any exchange rate.

Accounts Receivable

Accounts receiveable are presented at net realizable value and do notinclude value-added tax .  Accounts and ntoes receivable are recorded at their transaction amounts, less provisions for doubtful debts.  Provisions for doubtful debts are recorded to the extent that there is a likelihood that any of the amounts due will not be obtained.

Asset Retirement Obligation.

The Company’s financial statements will reflect the fair value for any asset retirement obligation, consisting of future plugging and abandonment expenditures related to mining properties, which can be reasonably estimated. The asset retirement obligation will be recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability will be recorded as an expense in the statements of operations.

Stock Based Compensation.

Shares of the Company’s common stock may be issued for services. These issuances are valued at the fair market value of the services provided and the number of shares issued is determined based upon what the price of the common stock is on the date of each respective transaction.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash,  and related party payables approximate fair value due to the short-term maturity of these instruments.

Income Taxes.

In February 1992, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” SFAS No. 109 required a change from the deferred method of accounting for income taxes of Accounting Principles Board (“APB”) Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities for the purposes of the financial statements and their respective tax bases and in respect of operating loss and tax credits carryforwards.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse and the assets be recovered and liabilities settled.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible.   In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized.  In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

Earnings (Loss) Per Share.

In February 1997, the FASB issued SFAS No. 128, “Earnings per Share.” SFAS No. 128 simplifies the standards for computing earnings per share (“EPS”) and was effective for financial statements issued for periods ending after December 15, 1997, with earlier application not permitted. Upon adoption, all prior EPS data was restated.

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Inventories

Gold is measured at the lower of net production cost and net realizable value. The net cost of production per unit of gold is determined by dividing total production cost, by the saleable output of gold.

Production costs include consumables and spares, labor, tax on mining, utilities, refining costs, sundry costs, amortization and depreciation of operating assets.

Materials and supplies inventories are recorded at the lower of average cost or net realizable value.

Property, Plant and Equipment

Estimated proved and probable ore reserves reflect the economically recoverable quantities which can be legally recovered in the future from known mineral deposits. The Company’s reserves are estimated in accordance with the Russian Resource Reporting Code for gold reserves.

Mineral rights are recorded as assets when acquired and amortized on a straight-line basis over the life of the related mineral deposits based on estimated proved and probable ore reserves.

Mining assets are recorded at cost less accumulated amortization. Mining assets include the cost of acquiring and developing mining properties, pre-production expenditure, mine infrastructure, mineral rights and mining and exploration licenses and the present value of future asset retirement costs.

Mining assets are amortized on a straight-line basis over the life of mines of 7 to 20 years, which is based on estimated proved and probable ore reserves. Amortization is charged from the date on which a new mine reaches commercial production quantities and is included in the cost of production.

Other property, plant and equipment not associated with mining activities are carried at cost less accumulated depreciation. Depreciation of these assets is calculated on a straight line basis as follows:

     •

Buildings and constructions 5 - 33 years

     •

 Machinery and equipment 5 - 15 years

Maintenance and repairs and minor renewals are expensed as incurred. Major renewals and improvements are capitalized.

Impairment of long-lived assets

Long-lived assets, such as mining properties, other property, plant and equipment, and purchased intangibles subject to amortization, are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by that group.  If the carrying amount of an asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by writing down the carrying amount to the estimated fair value of the asset group.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

Loans and borrowings

Loans and borrowings are recognized initially at the fair value of the proceeds received which is determined using the prevailing market rate of interest for a similar instrument, if significantly different from the transaction price, net of transaction costs incurred. Subsequent to initial recognition, loans and borrowings are stated at amortized cost, using an effective interest method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as debt discount amortization over the period of the borrowings.

Revenue recognition

Revenue is recognized when it is probable that the economic benefits associated with a transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Sales are recognized net of value-added tax and discounts when transfer of risks and rewards has been completed. In particular, revenue from the production and sale of produced gold is recognized when title has transferred to the customer.  In our restaurant, hotel and farm businesses, revenue is recognized when goods and services have been given to the customer.

Pension and post-employment Benefits

The Company’s mandatory contributions to the governmental pension scheme in the Russian Federation are expensed when incurred.

Contingencies

Certain conditions may exist as of balance sheet dates that may result in losses to the Company but the impact of which will only be resolved when one or more future events occur or fail to occur.

If a Company’s assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued and charged to the statement of income.  If the assessment indicates that a potentially material loss is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, is disclosed in the notes to the financial statements. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Environmental expenditures

Estimated losses from environmental remediation obligations are generally recognized no later than the completion of remedial feasibility studies. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as further information becomes available or circumstances change.  Costs of expected future expenditures for environmental remediation obligations are not discounted to their net present value.

Business Segments

The company has adopted SFAS 131, « Disclosures About Segments of a Business Enterprise » and requires that a public company report annual and interim financial and descriptive information about its reportable operating segments.  Operating segments, as defined, are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.  This Statement allows aggregation of similar operating segments into a single operating segment if the businesses are considered similar under the criteria of this statement.  For the purposes of applying this statement, we consider our farm, hotel and night club businesses to be similar and therefore have aggregated them.  As required, our financial information has been reported on the basis that we use internally for evaluating segment performance and deciding how to allocate resources to segments.

NOTE 3:  RELATED PARTY TRANSACTIONS

 On May 8, 2009,  4,900,000 and on June 30, 2009, an additional 2,500,000 shares of common stock were issued to officer and director Agata Gotova, and 7,500,000 common shares to Kenata corporation,  a corporation owned by Agata Gotova and company general counsel, Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for Ross Zoloto.

On May 8, 2009,  15,000,000 shares of common stock were issued to officer and director Araik Khachatrian in exchange for Ross Zoloto, pursuant to Section 4(2) of the Securities Act of 1933.

On May 8, 2009, 606,600 shares of common stock were issued to officer and director Zurab Chavchvadze, in exchange for Ross Zoloto.   pursuant to Section 4(2) of the Securities Act of 1933.

During the periods ended June 30, 2009, December 31, 2008 and 2007, the Company’s subsidiary, Ross Zoloto, had certain activities with its shareholder and related companies. The Company’s reported results of operations, financial position and cash flows may have been different had such transactions been carried out amongst unrelated parties. Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties

NOTE 4:  NEW ACCOUNTING PRONOUNCEMENTS

In April 2009, FASB Staff Position (FSP) No. FAS 107-1 and APB 28-1 was issued to amend SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP No. FAS 107-1 and APB 28-1is effective for interim reporting periods ending after June 15, 2009. Adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

In April 2009, FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, was issued to provide additional guidance for estimating fair value in accordance with SFAS No.  157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also provides guidance on identifying circumstances that indicate a transaction is not orderly. FSP No. FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

Statement of Financial Accounting Standards No. 157, Fair Value Measurements , ("SFAS No. 157") was issued by the FASB in September 2006. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. SFAS No. 57 applies to other accounting pronouncements that require or permit fair value measurement. No new requirements are included in SFAS No. 157, but application of SFAS No. 157 will result in additional disclosure requirements.. The Company does not expect adoption of SFAS No. 157 will have a material impact on our financial position, results of operations or cash flows.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. It provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company does not expect adoption of SFAS No. 159 will have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS No. 141R"). Among other things, SFAS No. 141R establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. This standard will require accounting treatment for business combinations on a prospective basis.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The Company does not expect the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 133 ("SFAS No. 161"). SFAS No. 161 amends and expands SFAS No. 133 to enhance required disclosures regarding derivatives and hedging activities. It requires companies to provide additional disclosure to discuss the uses of derivative instruments; the accounting for derivative instruments and related hedged items under SFAS No. 133; and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. The Company adopted SFAS No. 161 on July 1, 2009. The Company does  not expect the adoption of this statement will have a material impact on our financial position, results of operations or cash flows

NOTE 5.  CASH AND CASH EQUIVALENTS

	June 30,2009	December 31, 2008	December 31, 2007
Cash in bank accounts denominated in RR	192	-	144
Total cash and cash equivalents	192	-	144

NOTE 6.  INVENTORIES

Gold is valued at the lower of net production cost and net realizable value.  The net cost of production per unit of gold is determined by dividing total production cost by the saleable output of gold.  Production costs include consumables and spares, labor, tax on mining, utilities, refining costs, sundry costs, amortization and depreciation of operating assets.Materials and supplies inventories are recorded at the lower of average cost or net realizable value.

NOTE 7: ACCOUNTS AND NOTES RECEIVABLE

	June 30, 2009	December 31, 2008	December 31, 2007
Taxes prepaid – VAT	-	15,725	-
Other receivables and advances	336	34	-
Total accounts and notes receivable	336	15,759	-

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	June 30, 2009	December 31, 2008	December 31, 2007
Trade accounts payable	388,010	477	470
Accrued expenses	-	-	41
Other payables	-	204	-
Total accounts payable and accrued expenses	388,010	681	511

NOTE 9: LONG-TERM DEBT

	June 30, 2009	December 31, 2008	December 31, 2007
Long-term debt payable to shareholder	-	260,000	260,000
Additional borrowings, net of repayments	-	55,380	-
Less: current portion	-	(315,380)	-
Total long-term debt, net of current portion	-	-	260,000

In November 2007, the Company entered into a long-term interest-free financing arrangement with it’s shareholder to borrow approximately an equivalent of USD 260 million.  In 2008 the Company borrowed additional funds for a total of USD 315 million.  The loan was repaid in full in 2009.

NOTE 10: SHAREHOLDER’S EQUITY

During the reporting period of June 30, 2009 and December 31, 2008 the Company’s subsidiary Ross Zoloto, made cash distributions from retained earnings of USD 15,269 million and USD 10,557 thousand, respectively.  The distributions were used in part to repay long-term loan from the owner.

NOTE 11.  PROPERTY, PLANT AND EQUIPMENT

	Cost	Accumulated DD&A	Net book value
Mining assets	210,794	7,874	203,116
Non-mining assets	195,199	6,964	188,236
Assets under construction	264	-	264
Balance at 30 June 2009

The Company’s mining fields are situated on land belonging to the Russian Federation. The Company obtained licenses from the local authorities and pays unified natural resources production tax to explore and produce mineral ore from the fields.

Non-mining assets include hotel, night club, cattle farm and related infrastructure. The services provided by these assets are available to general public.  Revenues and operating expenses related to these non-mining assets are included in other income or expense in Company’s income statement.

Management believes that the entire carrying amount of Company’s assets included under property, plant and equipment is fully recoverable from future cash proceeds expected to be received over the useful lives of these assets.

In accordance with SFAS No. 143, property, plant and equipment listed above include asset retirement costs associated with asset retirement obligations.  Changes in the asset retirement obligation during the period ended June 30, 2009 and December 31, 2008 and 2007 are as follows:

	June 30, 2009	December 31, 2008	December 31, 2007
ARO liability at the beginning of the period	3,196	2,899	2,566
Accretion expense	146	297	333
Liabilities incurred	-	-	-
Changes in estimates	-	-	-
Total asset retirement obligations			2,899

The company conducts its operations so as to protect the public health and the environment, and to comply with all applicable laws and regulations governing protection of the environment.  Reclamation and remediation obligations rise throughout the life of each mine.

NOTE 12.  MINERAL RESERVES

Estimated proven and probable ore reserves reflect the economically recoverable quantities which can be legally recovered in the future from known mineral deposits.  The company’s reserves are estimated in accordance with the Russian Resource Reporting Code for gold reserves.  Mineral rights are recorded as assets when acquired and amortized on a straight-line basis over the life of the related mineral deposits based on estimated proved and probable ore reserves.

Estimated proven and probable ore reserves as of the period are 155 tons of gold and 450 tons of silver, valued at $3.6 billion, and are calculated based upon estimated future gold and sliver prices based on prevailing and long-term metal prices and estimated costs to complete production in a saleable form.

Costs to acquire mineral properties are capitalized and represent the property’s fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination.

The expected useful lives used in depletion calculations are determined based on the facts and circumstances associated with the mineral interest.  The company evaluates the proven and probable reserves at least on an annual basis and adjusts the calculation upon which depletion is based, to correspond with the reserves as necessary.  Any changes in estimates of useful lives are accounted for prospectively from the date of the change.

NOTE 13.  GOODWILL AND GOODWILL IMPAIRMENT.

Business acquisitions are accounted for using the purchase method whereby acquired assets and liabilities are recorded at fair value as of the date of acquisiton with the excess of the purchase price over such fair value recorded as goodwill.  Goodwill is assigned to the reporting units and is not ammortized.

Included in the fair market value of property, plant and equipment and mineral propertyies in value beyond proven reserves (VBPP) resulting from the company’s acquisitions.  The concept of VBPP is described in FASB Emerging Issues Task Force (EITF) Issue No. 04-3, « Mining Assets : Impairment and Business Combinations, » and the Emerging Issues Committee abstract « EIC-152-Mining Assets-Impairment and Business Combinations » and has been interpreted differently by different mining companies.  The company’s acquisition adjustments to property, plant and equipment include VBPP attributable to mineralized material, which includes measured and indicated amounts that the company believes could be brought into production, and inferred resources.

Goodwill is attributed to the following factors :

The expected ability of the company to increase the reserves and resources t a particular mining property based on its potential to develop identified exploration targets existing on the properties which were part of the acquisitions.

The optionality (real option value associated with the portfolio of acquired mines as well as each individual mine) to develop additional, higher-cost reserves and to intensify efforts to develop the more promising acquired properties and reduce efforts at developing the less promising acquired properties should gold prices change in the future ; and

The going concern value of the company’s capacity to replace and augment reserves through completely new discoveries whose value is not reflected in any of the other valuations. Accordingly, in determining the basis of assigning goodwill to reporting units as at the date of the acquisition, the value associated with expected additional value attributable to exploration potential is quantified for each reporting unit based on the specific geological attributes of the mineral property and based on market data for similar types of properties.  The values associated with optionality and going concern value are not separately computed and accordingly the balance of goodwill is assigned to reporting units using a relative fair value methodology.

In determining the fair value of goodwill for the purposes of impairment testing, goodwill is recalculated in a manner consistent with the way it would be determined under a business combination.

At least on an  annual basis, the company evaluates the carrying amount of goodwill to determine whether events and circumstances have changed from the last evaluation date such that the carrying amount may no longer be recoverable.  The company compares the estimated fair value of reporting units to which goodwill was allocated to the carrying amounts.  If the carrying value of a reporting until were to exceed its estimated fair value, the company would compare the implied fair value of the reporting unit’s goodwill to its carrying amount.  Any excess of the carrying value over the fair value is charged to earnings.

NOTE 14: COMMITMENTS, CONTINGENCIES AND OPERATING RISKS

Insurance

The insurance industry in the Russian Federation is in a developing state and many forms of insurance protection common in other parts of the world are not yet generally available.  The Company does not have full coverage for its plant facilities, business interruption, or third party liability in respect of property or environmental damage arising from accidents on Company property or relating to the operations. Until the Company obtains adequate insurance coverage, there is a risk that the loss or destruction of certain environmental assets could have a material adverse effect on the Company’s operations and financial position.

Taxation environment

Russian tax, currency and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the Company may be challenged by the relevant regional and federal authorities. Recent developments in the Russian taxation environment suggest that the authorities are becoming more active in seeking to enforce, through the Russian court system, interpretations of tax legislation which may be different to authorities’ previous interpretations or practices. Differences and selective interpretations of tax regulations by various government authorities and inconsistent enforcement create further uncertainties in the taxation environment in the Russian Federation.

Tax declarations together with related documentation, are subject to review and investigation by a number of authorities, each of which may impose fines, penalties and interest charges. Fiscal periods remain open to review by the authorities for three calendar years preceding the year of review (one year in case of customs). Under certain circumstances reviews may cover longer periods. In addition, in some instances new tax regulations have taken retroactive effect. Additional taxes, penalties and interest which may be material to the position of the taxpayers may be assessed in the Russian Federation as a result of such reviews.

Mining Licenses

The Company is subject to periodic reviews of its activities by governmental authorities with respect to the requirements of its mining licenses. Management of the Company corresponds with governmental authorities to agree on remedial actions, if necessary, to resolve any findings resulting from these reviews.

Failure to comply with the terms of a license could result in fines, penalties or license limitation, suspension or revocation. The Company’s management believes any issues of non-compliance will be resolved through negotiations or corrective actions without any materially adverse effect on the financial position or the operating results of the Company. No significant issues of non compliance existed as of June 30, 2009.

Environmental matters

The enforcement of environmental regulation in the Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Company periodically evaluates its obligations under environmental regulations and, as obligations are determined, they are recognized immediately, if no current or future benefit is discernible. Potential liabilities which might arise as a result of stricter enforcement of existing regulations, civil litigation or changes in legislation, cannot be estimated. Under existing legislation, management believes that there are no probable liabilities or contingencies which will have a material adverse effect on the financial position or the operation results of the Company.

Legal contingencies

The Company is not a named party in any pending or threatened litigation.

NOTE 15: BUSINESS AND CREDIT CONCENTRATION

During 2009 and prior years, the main customer of the Company was Sberbank, a major state controlled retail banking institution in the Russian Federation.  The gold industry in Russia is subject to world market conditions and Russian government policies. The Russian and regional government have exercised, and can be expected to continue to exercise, significant influence over the Company’s operations, through legislative and regulatory means.

Changes in the market and government policies may significantly affect management’s estimates and the Company’s performance.

NOTE 15: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the time the June 30, 2009 Form 10Q was filed with the Securities and Exchange Commission on August 15, 2009 which is the date the financial statements were issued.  No events have occurred subsequent to June 30, 2009 that require disclosure or recognition in these financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	FLUID SOLUTIONS, INC.

BY: Pantelis Zachos

/s/ Pantelis Zachos
Pantelis Zachos Chief Executive Officer and Director